Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
December 31, 2017

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and for the fiscal year ended December 31, 2017 (when available).

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Geographic Diversification
As of December 31, 2017
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,599,024	12%
New York	2	1,478,780	11%
Georgia	3	1,121,579	9%
Texas	3	1,001,357	8%
Pennsylvania	3	997,721	8%
Michigan	2	671,539	5%
Delaware	1	557,404	4%
Alabama	1	556,677	4%
North Carolina	3	505,080	4%
New Jersey	1	489,706	4%
Tennessee	1	448,355	3%
Ohio	1	411,793	3%
Arizona	1	410,783	3%
Florida	1	351,704	3%
Missouri	1	329,861	3%
Louisiana	1	321,066	3%
Mississippi	1	320,341	3%
Utah	1	319,661	2%
Connecticut	1	311,614	2%
Iowa	1	276,331	2%
New Hampshire	1	250,107	2%
Maryland	1	199,425	2%
Total	36	12,929,908	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	397,857	50.00%
Columbus, OH	1	355,220	50.00%
Ottawa, ON	1	354,978	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,779	50.00%
Bromont, QC	1	161,307	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	8	2,370,407

Grand Total	44	15,300,315

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 12/31/17	% Occupied 12/31/17		% Occupied 12/31/16
Deer Park, NY	749,074	95%		97%
Riverhead, NY	729,706	99%		99%
Rehoboth Beach, DE	557,404	98%		99%
Foley, AL	556,677	99%		99%
Atlantic City, NJ	489,706	88%		90%
San Marcos, TX	471,816	99%		98%
Sevierville, TN	448,355	100%		100%
Savannah, GA	429,089	98%		99%
Myrtle Beach Hwy 501, SC	425,334	94%		98%
Jeffersonville, OH	411,793	95%		96%
Glendale, AZ (Westgate)	410,783	99%		100%
Myrtle Beach Hwy 17, SC	403,339	100%		98%
Charleston, SC	382,117	98%		97%
Lancaster, PA	377,263	95%		98%
Pittsburgh, PA	372,958	99%		99%
Commerce, GA	371,408	98%		100%
Grand Rapids, MI	357,080	96%		97%
Fort Worth, TX	351,741	94%		N/A
Daytona Beach, FL	351,704	100%		94%
Branson, MO	329,861	100%		100%
Locust Grove, GA	321,082	99%		100%
Gonzales, LA	321,066	99%		99%
Southaven, MS	320,341	99%		97%
Park City, UT	319,661	98%		100%
Mebane, NC	318,910	100%		100%
Howell, MI	314,459	98%		94%
Mashantucket, CT (Foxwoods)	311,614	94%		96%
Williamsburg, IA	276,331	96%		99%
Tilton, NH	250,107	93%		99%
Hershey, PA	247,500	100%		100%
Hilton Head II, SC	206,564	94%		100%
Ocean City, MD	199,425	98%		80%
Hilton Head I, SC	181,670	99%		100%
Terrell, TX	177,800	96%		98%
Blowing Rock, NC	104,009	98%		98%
Nags Head, NC	82,161	97%		96%
Westbrook, CT (1)	N/A	N/A		86%
Total	12,929,908	97%	(2)	98%	(3)

(1)	Sold Westbrook outlet center in May 2017.

(2)	Excludes the occupancy rate at our Fort Worth and Daytona Beach outlet centers which opened during the fourth quarter of 2017 and 2016, respectively, and have not yet stabilized.

(3)
Excludes the occupancy rate of centers not stabilized (our Foxwoods, Southaven, and Daytona outlet centers, which opened during the second quarter of 2015, fourth quarter of 2015, and fourth quarter of 2016, respectively).

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Unconsolidated joint venture properties

Location	Total GLA 12/31/17	% Occupied 12/31/17	% Occupied 12/31/16
Charlotte, NC	397,857	99%	98%
Columbus, OH	355,220	97%	98%
Ottawa, ON	354,978	95%	99%
Texas City, TX (Galveston/Houston)	352,705	99%	99%
National Harbor, MD	341,156	99%	99%
Cookstown, ON	307,779	99%	99%
Bromont, QC	161,307	72%	69%
Saint-Sauveur, QC	99,405	96%	97%
Total	2,370,407	96%	96%	(1)

(1)	Excludes the occupancy rate at our Columbus outlet center which opened in June 2016 and had not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Portfolio Occupancy at the End of Each Period (1)
(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of December 31, 2017 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$516	98%	2,803	22%	31%
Centers 6 - 10			$433	99%	1,703	14%	16%
Centers 11 - 15			$386	99%	1,681	14%	14%
Centers 16 - 20			$351	96%	1,684	14%	13%
Centers 21 - 25			$320	97%	1,824	15%	13%
Centers 26 - 30			$281	96%	1,561	13%	9%
Centers 31 - 34			$254	96%	970	8%	4%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$516	98%	2,803	22%	31%
Centers 1 - 10			$484	98%	4,506	36%	47%
Centers 1 - 15			$454	98%	6,187	50%	61%
Centers 1 - 20			$431	98%	7,871	64%	74%
Centers 1 - 25			$409	98%	9,695	79%	87%
Centers 1 - 30			$391	97%	11,256	92%	96%
Centers 1 - 34			$380	97%	12,226	100%	100%

Unconsolidated centers (4)			$437	99%	1,447	n/a	n/a
Domestic centers (5)			$387	97%	13,673	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the rolling twelve months ended December 31, 2017. Excludes outlet centers open less than 12 full calendar months (Fort Worth, Texas opened in October 2017) and centers which have not yet stabilized (Daytona Beach, Florida opened November 2016).

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Hilton Head I, SC	Lancaster, PA	Myrtle Beach 17, SC	Westgate (Glendale), AZ
	Centers 11 - 15:	Charleston, SC	Grand Rapids, MI	Hershey, PA	Locust Grove, GA	Pittsburgh, PA
	Centers 16 - 20:	Atlantic City, NJ	Gonzales, LA	Nags Head, NC	Park City, UT	San Marcos, TX
	Centers 21 - 25:	Foley, AL	Foxwoods (Mashantucket), CT	Hilton Head II, SC	Savannah, GA	Southaven (Memphis), MS
	Centers 26 - 30:	Commerce, GA	Howell, MI	Myrtle Beach 501, SC	Ocean City, MD	Tilton, NH
	Centers 31 - 34:	Blowing Rock, NC	Jeffersonville, OH	Terrell, TX	Williamsburg, IA

(3)
Based on the Company’s forecast of 2018 Portfolio NOI (see Non-GAAP Definitions). The Company’s forecast is based on management’s estimates as of December 31, 2017 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City (Houston), TX
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Major Tenants (1)
Ten Largest Tenants as of December 31, 2017

Tenant	# of Stores	GLA	% of Total GLA
The Gap, Inc.	95	995,902	7.7%
Ascena Retail Group, Inc.	147	883,900	6.8%
Nike, Inc.	45	471,537	3.7%
PVH Corp.	67	410,108	3.2%
H&M Hennes & Mauritz L.P.	19	407,342	3.2%
Ralph Lauren Corporation	38	376,855	2.9%
V. F. Corporation	45	366,040	2.8%
G-III Apparel Group, Ltd.	63	292,110	2.3%
Carter's, Inc.	62	267,506	2.0%
Under Armour, Inc.	33	257,396	2.0%
Total of All Listed Above	614	4,728,696	36.6%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Lease Expirations as of December 31, 2017

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Leasing Activity (1)

	TTM ended	TTM ended
	12/31/2017	12/31/2016
Re-tenanted Space:
Number of leases	70	124
Gross leasable area	247,438	384,224
New initial rent per square foot	$40.02	$37.78
Prior expiring rent per square foot	$36.30	$33.15
Percent increase (2)	10.3%	14.0%

New straight line rent per square foot	$44.63	$42.84
Prior straight line rent per square foot	$35.48	$32.15
Percent increase (2)	25.8%	33.2%

Renewed Space:
Number of leases	273	259
Gross leasable area	1,260,666	1,186,692
New initial rent per square foot	$29.24	$30.62
Prior expiring rent per square foot	$28.70	$28.22
Percent increase	1.9%	8.5%

New straight line rent per square foot	$30.65	$32.26
Prior straight line rent per square foot	$28.21	$27.44
Percent increase	8.7%	17.6%

Total Re-tenanted and Renewed Space:
Number of leases	343	383
Gross leasable area	1,508,104	1,570,916
New initial rent per square foot	$27.95	$32.37
Prior expiring rent per square foot	$26.99	$29.42
Percent increase (2)	3.6%	10.0%

New straight line rent per square foot	$29.69	$34.85
Prior straight line rent per square foot	$26.50	$28.59
Percent increase (2)	12.1%	21.9%

(1)
Represents change in rent (base rent and common area maintenance) for leases for new stores that opened or renewals that started during the respective trailing twelve month periods, excluding temporary tenants and month to month leases. Includes consolidated portfolio outlet centers owned as of current period end date. Excludes unconsolidated outlet centers. See table on page 4.

(2)	Excludes 9 leases (165,213 square feet) with an average suite size of approximately 18,400 square feet related to re-merchandising projects. Rent spreads including these leases were as follows:

TTM ended
12/31/2017
Re-tenanted Space:
Cash basis	(2.2)%
Straight-line basis	9.1%

Total Re-tenanted and Renewed Space:
Cash basis	0.8%
Straight-line basis	8.8%

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Consolidated Balance Sheets (dollars in thousands)

	December 31,	December 31,
	2017	2016
Assets
Rental property:
Land	$279,978	$272,153
Buildings, improvements and fixtures	2,793,638	2,647,477
Construction in progress	14,854	46,277
	3,088,470	2,965,907
Accumulated depreciation	(901,967)	(814,583)
Total rental property, net	2,186,503	2,151,324
Cash and cash equivalents	6,101	12,222
Investments in unconsolidated joint ventures	119,436	128,104
Deferred lease costs and other intangibles, net	132,061	151,579
Prepaids and other assets	96,004	82,985
Total assets	$2,540,105	$2,526,214

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,134,755	$1,135,309
Unsecured term loan, net	322,975	322,410
Mortgages payable, net	99,761	172,145
Unsecured lines of credit, net	206,160	58,002
Total debt	1,763,651	1,687,866
Accounts payable and accrued expenses	90,416	78,143
Other liabilities	73,736	54,764
Total liabilities	1,927,803	1,820,773
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 94,560,536 and 96,095,891 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	946	961
Paid in capital	784,782	820,251
Accumulated distributions in excess of net income	(184,865)	(122,701)
Accumulated other comprehensive loss	(19,285)	(28,295)
Equity attributable to Tanger Factory Outlet Centers, Inc.	581,578	670,216
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	30,724	35,066
Noncontrolling interests in other consolidated partnerships	—	159
Total equity	612,302	705,441
Total liabilities and equity	$2,540,105	$2,526,214

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Base rentals	$82,518	$81,158	$323,985	$308,353
Percentage rentals	3,055	3,750	9,853	11,221
Expense reimbursements	38,016	36,697	142,817	133,818
Management, leasing and other services	676	588	2,452	3,847
Other income	2,222	2,366	9,127	8,595
Total revenues	126,487	124,559	488,234	465,834
Expenses:
Property operating	40,161	41,689	155,235	152,017
General and administrative	10,158	11,328	44,004	46,696
Acquisition costs	—	—	—	487
Abandoned pre-development costs	—	—	528	—
Depreciation and amortization	32,569	33,279	127,744	115,357
Total expenses	82,888	86,296	327,511	314,557
Operating income	43,599	38,263	160,723	151,277
Other income (expense):
Interest expense	(15,329)	(16,469)	(64,825)	(60,669)
Loss on early extinguishment of debt	—	—	(35,626)	—
Gain on sale of assets	—	—	6,943	6,305
Gain on previously held interest in acquired joint ventures	—	—	—	95,516
Other non-operating income	2,041	650	2,724	1,028
Income before equity in earnings of unconsolidated joint ventures	30,311	22,444	69,939	193,457
Equity in earnings of unconsolidated joint ventures	3,138	3,192	1,937	10,872
Net income	33,449	25,636	71,876	204,329
Noncontrolling interests in Operating Partnership	(1,689)	(1,278)	(3,609)	(10,287)
Noncontrolling interests in other consolidated partnerships	(265)	(285)	(265)	(298)
Net income attributable to Tanger Factory Outlet Centers, Inc.	31,495	24,073	68,002	193,744
Allocation of earnings to participating securities	(302)	(280)	(1,209)	(1,926)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$31,193	$23,793	$66,793	$191,818

Basic earnings per common share:
Net income	$0.33	$0.25	$0.71	$2.02

Diluted earnings per common share:
Net income	$0.33	$0.25	$0.71	$2.01

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2017, except for Net Operating Income ("NOI") which is for the year ended December 31, 2017, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI		Tanger's Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	397,857	$41.5	$7.1		$44.9
Columbus	Columbus, OH	50.0%	355,220	43.5	5.1		42.2
Galveston/Houston	Texas City, TX	50.0%	352,705	28.0	4.7		39.7
National Harbor	National Harbor, MD	50.0%	341,156	46.4	5.5		43.2
RioCan Canada (2)	Various	50.0%	923,469	121.7	7.6	(3)	5.6
Total			2,370,407	$281.1	$30.0		$175.6

(1)	Net of debt origination costs and premiums.

(2)
Includes a 161,307 square foot center in Bromont, Quebec; a 307,779 square foot center in Cookstown, Ontario; a 354,978 square foot center in Ottawa, Ontario; and a 99,405 square foot center in Saint-Sauveur, Quebec.

(3)	Excludes impairment charges related to the Bromont and Saint-Sauveur centers, in which our share was $9.0 million.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Debt Outstanding Summary
As of December 31, 2017
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$208,100	$208,100	LIBOR + 0.90%	2.47%	10/29/2020	2.8
2023 Senior unsecured notes	250,000	250,000	3.875%	4.08%	12/1/2023	5.9
2024 Senior unsecured notes	250,000	250,000	3.75%	3.82%	12/1/2024	6.9
2026 Senior unsecured notes	350,000	350,000	3.125%	3.19%	9/1/2026	8.7
2027 Senior unsecured notes	300,000	300,000	3.875%	3.93%	7/15/2027	9.5
Unsecured term loan	325,000	325,000	LIBOR + 0.95%	2.11%	4/13/2021	3.3
Net debt discounts and debt origination costs	(19,209)	(19,209)
Total net unsecured debt	1,663,891	1,663,891		3.30%		6.4
Secured mortgage debt:
Atlantic City, NJ	37,462	37,462	5.14% - 7.65%	5.05%	11/15/2021 - 12/8/2026	6.8
Southaven, MS	60,000	60,000	LIBOR + 1.75%	3.32%	4/29/2020	2.3
Debt premium and debt origination costs	2,298	2,298
Total net secured mortgage debt	99,760	99,760		3.99%		4.1
Total consolidated debt	1,763,651	1,763,651		3.33%		6.3
Unconsolidated JV debt:
Charlotte	90,000	45,000	LIBOR + 1.45%	3.02%	11/24/2019	1.9
Columbus	85,000	42,500	LIBOR + 1.65%	3.22%	11/28/2021	3.9
Galveston/Houston(4)	80,000	40,000	LIBOR + 1.65%	3.22%	7/1/2022	4.5
National Harbor	87,000	43,500	LIBOR + 1.65%	3.22%	11/13/2019	1.9
RioCan Canada	10,734	5,367	5.75%	4.18%	5/10/2020	2.4
Debt premium and debt origination costs	(1,474)	(737)
Total unconsolidated JV net debt	351,260	175,630		3.20%		3.0
Total	$2,114,911	$1,939,281		3.31%		5.7

(1)	The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 17 for additional details.

(2)	Includes applicable extensions available at our option.

(3)
At December 31, 2017, the Company had an unsecured, syndicated credit line with a borrowing capacity totaling $500.0 million and a separate cash management line of credit with a borrowing capacity of $20.0 million with one of the participants in the syndication. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated credit line could be increased to $1.0 billion through an accordion feature in certain circumstances. On January 9, 2018, we closed on amendments to our unsecured lines of credit, which increased the borrowing capacity from $520.0 million to $600.0 million and extended the maturity date from October 2019 to October 2021, with a one-year extension option. We also reduced the interest rate spread over LIBOR from 0.90% to 0.875%, increased the incremental borrowing availability through an accordion feature on the syndicated line from $1.0 billion to $1.2 billion.

(4)
In July 2017, the joint venture amended and restated the initial construction loan to increase the amount available to borrow from $70.0 million to $80.0 million and extended the maturity date until July 2020 with two one-year options. The amended and restated loan also changed the interest rate from LIBOR + 1.50% to an interest rate of LIBOR + 1.65%. At the closing of the amendment, the joint venture distributed approximately $14.5 million equally between the partners.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Summary of Our Share of Fixed and Variable Rate Debt
As of December 31, 2017
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	85%	$1,497,610	3.40%	6.9
Variable	15%	266,041	2.95%	2.7
	100%	1,763,651	3.33%	6.3
Unconsolidated Joint ventures:
Fixed	3%	$5,550	4.18%	2.4
Variable	97%	170,080	3.17%	3.0
	100%	175,630	3.20%	3.0
Total:
Fixed	78%	1,503,160	3.41%	6.9
Variable	22%	436,121	3.07%	2.9
Total share of debt	100%	$1,939,281	3.31%	5.7

(1)	Includes applicable extensions available at our option.

(2)	The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at an average of 1.16% on notional amounts aggregating $325.0 million as follows:

(a)
Interest rate swaps entered into in October 2013 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.30% through August 14, 2018, and

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Future Scheduled Principal Payments (dollars in thousands)(1)
As of December 31, 2017

Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2018	$3,184	$304	$3,488
2019	3,369	88,821	92,190
2020(2)	271,666	4,742	276,408
2021	330,793	42,500	373,293
2022	4,436	40,000	44,436
2023	254,768	—	254,768
2024	255,140	—	255,140
2025	1,501	—	1,501
2026	355,705	—	355,705
2027	300,000	—	300,000
2028 & thereafter	—	—	—
	$1,780,562	$176,367	$1,956,929
Net debt discounts and debt origination costs	(16,911)	(737)	(17,648)
	$1,763,651	$175,630	$1,939,281

(1)	Includes applicable extensions available at our option.

(2)	Includes principal balance of $208.1 million outstanding under the Company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)
As of December 31, 2017

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	51%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	187%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.03	Yes

(1)
For a complete listing of all debt covenants related to the Company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment losses on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table found earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$33,449	$25,636	$71,876	$204,329
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	31,987	32,653	125,621	113,645
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,886	3,438	13,857	18,910
Impairment charges - unconsolidated joint ventures	—	—	9,021	2,919
Gain on sale of assets	—	—	(6,943)	(4,887)
Gain on previously held interest in acquired joint ventures	—	—	—	(95,516)
FFO	68,322	61,727	213,432	239,400
FFO attributable to noncontrolling interests in other consolidated partnerships	(265)	(286)	(265)	(348)
Allocation of earnings to participating securities	(597)	(520)	(1,943)	(2,192)
FFO available to common shareholders (1)	$67,460	$60,921	$211,224	$236,860
As further adjusted for:
Compensation related to director and executive officer terminations (2)	—	—	—	1,180
Acquisition costs	—	—	—	487
Abandoned pre-development costs	—	—	528	—
Recoveries from litigation settlement	(1,844)	—	(1,844)	—
Demolition costs	—	—	—	441
Gain on sale of outparcel	—	—	—	(1,418)
Make-whole premium due to early extinguishment of debt (3)	—	—	34,143	—
Write-off of debt discount and debt origination costs due to early extinguishment of debt (3)	—	—	1,483	882
Impact of above adjustments to the allocation of earnings to participating securities	16	—	(238)	(15)
AFFO available to common shareholders (1)	$65,632	$60,921	$245,296	$238,417
FFO available to common shareholders per share - diluted (1)	$0.68	$0.61	$2.12	$2.36
AFFO available to common shareholders per share - diluted (1)	$0.66	$0.61	$2.46	$2.37

Weighted Average Shares:
Basic weighted average common shares	93,691	95,186	94,506	95,102
Effect of notional units	—	202	—	175
Effect of outstanding options and restricted common shares	—	67	16	68
Diluted weighted average common shares (for earnings per share computations)	93,691	95,455	94,522	95,345
Exchangeable operating partnership units	5,023	5,053	5,027	5,053
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	98,714	100,508	99,549	100,398

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

(2)
Represents cash severance and accelerated vesting of restricted shares associated with the departure of an executive officer in August 2016 and the accelerated vesting of restricted shares due to the death of a director in February 2016.

(3)
Charges in 2017 relate to the early redemption of our $300.0 million 6.125% senior notes due 2020. Charges in 2016 relate to the early repayment of the $150.0 million mortgage secured by the Deer Park property, which was scheduled to mature August 30, 2018.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
FFO available to common shareholders	$67,460	$60,921	$211,224	$236,860
Adjusted for:
Corporate depreciation excluded above	582	626	2,123	1,712
Amortization of finance costs	623	887	4,027	3,237
Amortization of net debt discount (premium)	99	130	1,181	1,290
Amortization of equity-based compensation	3,471	3,504	13,585	15,319
Straight line rent adjustment	(883)	(1,910)	(5,632)	(7,002)
Market rent adjustment	722	1,215	2,829	3,302
2nd generation tenant allowances	(6,117)	(4,345)	(20,905)	(11,307)
Capital improvements	(9,113)	(7,300)	(40,020)	(30,024)
Adjustments from unconsolidated joint ventures	(1,028)	(621)	(2,440)	(2,202)
FAD available to common shareholders (1)	$55,816	$53,107	$165,972	$211,185
Dividends per share	$0.3425	$0.3250	$1.3525	$1.2600
FFO payout ratio	50%	53%	64%	53%
FAD payout ratio	60%	61%	81%	60%
Diluted weighted average common shares (1)	98,714	100,508	99,549	100,398

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$33,449	$25,636	$71,876	$204,329
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(3,138)	(3,192)	(1,937)	(10,872)
Interest expense	15,329	16,469	64,825	60,669
Gain on sale of assets	—	—	(6,943)	(6,305)
Gain on previously held interest in acquired joint venture	—	—	—	(95,516)
Loss on early extinguishment of debt	—	—	35,626	—
Other non-operating income	(2,041)	(650)	(2,724)	(1,028)
Depreciation and amortization	32,569	33,279	127,744	115,357
Other non-property expenses	239	817	1,232	382
Abandoned pre-development costs	—	—	528	—
Acquisition costs	—	—	—	487
Demolition Costs	—	—	—	441
Corporate general and administrative expenses	10,268	11,149	43,767	46,138
Non-cash adjustments (1)	(141)	(674)	(2,721)	(3,613)
Termination rents	(837)	(107)	(3,633)	(3,599)
Portfolio NOI	85,697	82,727	327,640	306,870
Non-same center NOI (2)	(12,807)	(9,558)	(42,450)	(23,072)
Same Center NOI	$72,890	$73,169	$285,190	$283,798

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)	Excluded from Same Center NOI:

Outlet centers opened:		Outlet centers sold:		Outlet centers acquired:		Outlet center expansions:
Daytona Beach	November 2016	Fort Myers	January 2016	Glendale (Westgate)	June 2016	Lancaster	September 2017
Fort Worth	October 2017	Westbrook	May 2017	Savannah	August 2016

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2017 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$47,843
Buildings, improvements and fixtures	252,809
Construction in progress	1,503
302,155
Accumulated depreciation	(46,918)
Total rental property, net	255,237
Cash and cash equivalents	12,531
Deferred lease costs and other intangibles, net	5,492
Prepaids and other assets	7,889
Total assets	$281,149
Liabilities and Owners' Equity
Liabilities
Mortgages payable, net	$175,630
Accounts payable and accruals	7,340
Total liabilities	182,970
Owners' equity	98,179
Total liabilities and owners' equity	$281,149

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $4.2 million as of December 31, 2017 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Non-GAAP Pro Rata Statement of Operations Information year to date December 31, 2017 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Base rentals	$1,088	$28,234
Percentage rentals	53	2,621
Expense reimbursements	427	16,913
Other income	39	620
Total revenues	1,607	48,388
Expense:
Property operating	774	18,254
General and administrative	3	175
Depreciation and amortization	—	13,855
Impairment charge	719	9,021
Total expenses	1,496	41,305
Operating income	111	7,083
Other income (expense):
Interest expense	(378)	(5,182)
Other nonoperating income (expense)	2	36
Net income (loss)	$(265)	$1,937

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2017